Exhibit 24
POWER OF ATTORNEY
     Each of the undersigned officers and/or directors of Too, Inc., a Delaware corporation (the “Company”), hereby appoints Michael W. Rayden and Poe A. Timmons as his or her true and lawful attorneys-in-fact, or any of them individually with power to act without the other, as his or her true and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission the Company’s Registration Statement on Form S-8 to register under the Securities Act of 1933, as amended, 1,750,000 shares of Common Stock, $.01 par value, to be sold and distributed by the Company pursuant to the Company’s 2005 Stock Option and Performance Incentive Plan (the “Plan”) and such, and any and all amendments thereto, hereby granting unto said attorneys, and to each of them, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as each of the undersigned could or might do in person, hereby granting to each such attorney full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney in counterparts if necessary, effective as of January 5, 2006.

Signature	Title

/s/ Michael W. Rayden Michael W. Rayden	Chairman of the Board of Directors, President, and Chief Executive Officer
(Principal Executive Officer)

/s/ Poe A. Timmons Poe A. Timmons	Senior Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ Elizabeth M. Eveillard	Director
Elizabeth M. Eveillard

/s/ Nancy J. Kramer	Director
Nancy J. Kramer

/s/ David A. Krinsky	Director
David A. Krinsky

/s/ Philip E. Mallott	Director
Philip E. Mallott

/s/ Fredric M. Roberts	Director
Fredric M. Roberts

/s/ Kenneth J. Strottman	Director
Kenneth J. Strottman